UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 4, 2021

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18511 Beaumont Highway, Houston, TX 77049

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 4, 2021, a wholly owned subsidiary of Deep Down, Inc. (the “Company”) entered into an unsecured loan in the aggregate principal amount of $1.1 million (the “Loan”) with Moody National Bank (the “Lender”) pursuant to the Paycheck Protection Program (the “PPP”), which is sponsored by the Small Business Administration (the “SBA”). The PPP is part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), and it provides loans to qualifying businesses in a maximum amount equal to the lesser of $2.0 million or 2.5 times the average monthly payroll costs of the qualifying business. The proceeds of the loan may only be used for payroll costs, rent, utilities, mortgage interests, worker protection costs related to COVID-19, uninsured property damage costs caused by looting or vandalism during 2020, and certain supplier costs and expenses for operations (the “permissible purposes”).

The Loan, and interest accrued thereon, is forgivable, partially or in full, if certain conditions are met. The most significant of the conditions are:

•	only amounts expended for permissible purposes during the eight- to twenty-four-week period following March 1, 2021 (the “covered period”) are eligible for loan forgiveness;
•	of the total amount of expenditures for which forgiveness can be granted, at least 60% must be for payroll costs, or a proportionate reduction of the maximum loan forgiveness amount will occur; and
•	if there are reductions in headcount (or employee compensation is reduced by more than 25%) during the covered period, a further reduction of the maximum loan forgiveness amount will occur.

The Loan is evidenced by a promissory note, dated to be effective as of March 1, 2021 (the “Note”), between Deep Down, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Borrower”), and the Lender. The Note matures on March 1, 2026 and bears interest at a fixed rate of 1.00 percent per annum.  The Loan may be prepaid at any time prior to maturity with no prepayment penalties. In order to obtain full or partial forgiveness of the Loan, the Borrower must request forgiveness and must provide satisfactory documentation in accordance with applicable SBA guidelines. The Borrower will be obligated to repay any portion of the principal amount of the Note that is not forgiven, together with interest accrued and accruing thereon at the rate set forth above, until such unforgiven portion is paid in full. The Company intends to use the Loan proceeds for only permissible purposes; however, the Company can provide no assurances that it will be eligible for forgiveness of the Loan, in whole or in part.

The foregoing summary is only a summary of certain provisions of the Note and is qualified in its entirety by the full text of the Note, a copy of which is attached as Exhibit 10.1 to this current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Promissory Note, dated March 1, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2021

DEEP DOWN, INC.

By:	/s/ Charles K. Njuguna
Charles K. Njuguna
President and Chief Executive Officer

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